UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 14, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2020, Equillium, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may, from time to time, sell shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of up to $150,000,000 through Jefferies, as the Company’s sales agent.

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-234683) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on November 13, 2019 and declared effective by the SEC on November 25, 2019, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on July 14, 2020. The Shares may only be offered and sold by means of a prospectus, including a prospectus supplement, forming part of the effective Registration Statement.

The Company is not obligated to make any sales under the Sale Agreement. Any sales of Shares will be made by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including block transactions, sales made directly on The Nasdaq Global Market or sales made into any other existing trading market for the Company’s common stock. The Company intends to use the net proceeds of the offering to fund the continued development of any product candidates in the Company’s pipeline, and for working capital, capital expenditures and general corporate purposes.

Jefferies will act as sales agent and/or principal and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and the Company. The Company will pay Jefferies a commission rate of three percent (3%) of the aggregate gross proceeds from the sales of Shares sold pursuant to the Sale Agreement. In addition, the Company has agreed to pay certain expenses incurred by Jefferies in connection with the offering. The Company has also provided Jefferies with customary indemnification rights. Both parties have the right, by giving written notice as specified in the Sale Agreement, to terminate the Sale Agreement in each party’s sole discretion at any time.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full Sale Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Open Market Sale Agreement, dated as of July 14, 2020, by and between Equillium, Inc. and Jefferies LLC

5.1	Opinion of Sichenzia Ross Ference LLP

23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.

Date: July 14, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer

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